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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-66758 and 333-102509 on Form S-8 of PDF Solutions, Inc. of our reports dated January 17, 2003 (February 19, 2003 as to Note 13) appearing in this Annual Report on Form 10-K of PDF Solutions, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 21, 2003